GARDEN RIDGE CORPORATION

      OFFER TO PURCHASE FOR CASH UP TO 3,000,000 SHARES OF ITS COMMON STOCK
                     AT A PURCHASE PRICE OF $7.00 PER SHARE.


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THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M.,
EASTERN DAYLIGHT SAVINGS TIME, ON THURSDAY, SEPTEMBER 23, 1999, UNLESS THE OFFER IS EXTENDED.
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To Our Clients:

     Enclosed for your consideration are the Offer to Purchase dated August 26, 1999 (the "Offer to Purchase") and the related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer") in connection with the offer by Garden Ridge Corporation, a Delaware corporation (the "Company"), to purchase up to 3,000,000 (or such lesser number of Common Shares as are validly tendered) of its Common Shares, par value $.01 per share (the "Shares"), at $7.00 per Share (the "Purchase Price"), net to the seller in cash, without interest thereon, as specified by tendering shareholders, upon the terms and subject to the conditions of the Offer.

     The Company will, upon the terms and subject to the conditions of the Offer, accept for payment, and thereby purchase, up to 3,000,000 Shares validly tendered and not withdrawn. All Shares acquired in the Offer will be acquired at the Purchase Price. In the event more than 3,000,000 Shares are validly tendered and not withdrawn, the Company will accept for payment, and thereby purchase, Shares, other than Odd Lots, on a pro rata basis (adjusted downward to avoid acceptance for payment of fractional shares) upon the terms and subject to the conditions of the Offer. Shares not purchased because of proration will be returned at the Company's expense to the shareholders who tendered such Shares. The Company reserves the right, in its sole discretion, to purchase more than 3,000,000 Shares pursuant to the Offer.

     Upon the terms and subject to the conditions of the Offer, if at the Expiration Date more than 3,000,000 Shares (or such greater number of Shares as the Company may elect to purchase) are validly tendered and not withdrawn, the Company will buy Shares first from any person (an "Odd Lot Holder") who owned beneficially or of record as of the close of business on August 25, 1999, and who continue to own beneficially or of record as of the Expiration Date, an aggregate of fewer than 100 Shares and so certified in the appropriate place in the attached Instruction Form (and, if applicable, on a Notice of Guaranteed Delivery), who validly tender all their Shares and then on a pro rata basis from all other shareholders who validly tender Shares (and do not withdraw such Shares prior to the Expiration Date).

     A TENDER OF YOUR SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD THEREOF AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER YOUR SHARES HELD BY US FOR YOUR ACCOUNT.

     Accordingly, we request instructions as to whether you wish to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions of the Offer.

Please note the following:

        1. Shares will be tendered at $7.00 per Share, as indicated in the attached Instruction Form, net to the seller in cash, without interest thereon.

        2. The Offer is not conditioned on any minimum number of Shares being tendered. The Offer is, however, subject to certain other conditions set forth in the Offer to Purchase.

        3. The Offer, proration period and withdrawal rights will expire at 5:00 p.m., Eastern Daylight Savings Time, on Thursday, September 23, 1999, unless the Offer is extended.

        4. The Offer is for 3,000,000 Shares, constituting approximately 17.5% of the Shares outstanding as of August 25, 1999.

        5. The Board of Directors of the Company has approved the Offer. However, none of the Company, its Board of Directors or the Dealer Manager makes any recommendation to shareholders as to whether to tender or refrain from tendering their Shares. Shareholders must individually make the decision whether to tender such shareholder's Shares and, if so, how many Shares to tender.

        6. Tendering shareholders will not be obligated to pay any brokerage fees or commissions or solicitation fees to the Dealer Manager, the Depositary or the Company or, except as set forth in the Letter of Transmittal, stock transfer taxes on the transfer of Shares pursuant to the Offer.

     If (i) you owned beneficially or of record as of the close of business on August 25, 1999, and continue to own beneficially or of record as of the Expiration Date, an aggregate of fewer than 100 Shares; (ii) you instruct us to tender on your behalf all such Shares prior to the Expiration Date; and (iii) you complete the section entitled "Odd Lots" in the attached Instruction Form, the Company, upon the terms and subject to the conditions of the Offer, will accept all such Shares for purchase before proration, if any, of the purchase of other Shares validly tendered.

     If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing, detaching and returning to us the attached Instruction Form. An envelope to return your Instruction Form to us is enclosed. If you authorize us to tender your Shares, all such Shares will be tendered unless otherwise indicated on the attached Instruction Form.

     PLEASE FORWARD YOUR INSTRUCTION FORM TO US AS SOON AS POSSIBLE TO ALLOW US AMPLE TIME TO TENDER YOUR SHARES ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

     As described in the Offer to Purchase, if more than 3,000,000 Shares (or such greater number of Shares as the Company may elect to purchase) have been validly tendered and not withdrawn prior to the Expiration Date, the Company will accept for payment and therefore purchase tendered Shares on the basis set forth below:

        1. First, all Shares validly tendered and not withdrawn prior to the Expiration Date by any Odd Lot Holder who:

            (a) tenders all Shares owned beneficially or of record by such Odd Lot Holder (tenders of less than all Shares owned by such Odd Lot Holder will not qualify for this preference); and

            (b) completes the box captioned "Odd Lots" in the attached Instruction Form and, if applicable, on the Notice of Guaranteed Delivery; and

        2. Second, after purchase of all of the foregoing Shares, all other Shares validly tendered at prices and not withdrawn prior to the Expiration Date, on a pro rata basis (adjusted downward to avoid acceptance for payment of fractional Shares) as described in the Offer to Purchase.

     The Offer is being made solely pursuant to the Offer to Purchase and the related Letter of Transmittal and is being made to all holders of Shares. The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares residing in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the securities laws of such jurisdiction.

                                INSTRUCTION FORM

                      INSTRUCTION FOR TENDER OF SHARES OF
                            GARDEN RIDGE CORPORATION

     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated August 26, 1996 (the "Offer to Purchase") and the related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer") in connection with the offer by Garden Ridge Corporation, a Delaware corporation (the "Company"), to purchase up to 3,000,000 (or such lesser number of shares as are validly tendered) of its common shares, par value $.01 per share (the "Shares"), at $7.00 per Share, net to the seller in cash, without interest thereon, as specified by tendering shareholders, upon the terms and subject to the conditions of the Offer.

     This will instruct you to tender to the Company, on (our) (my) behalf, the number of Shares indicated below (or if no number is indicated below, all Shares) which are beneficially owned by (us) (me) and registered in your name, upon terms and subject to the conditions of Offer.

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NUMBER OF SHARES TO BE TENDERED:  ____________________ SHARES*
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*  Unless otherwise indicated, it will be assumed that all Shares held by us in your account are to be tendered.

                                    ODD LOTS

[ ]By checking this box the undersigned represents that the undersigned owned beneficially or of record as of the close of business on August 25, 1999 and continues to own beneficially or of record as of the Expiration Date, an aggregate of fewer than 100 Shares and is tendering all of such Shares.

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
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[ ]        Indicate in this box the order (by certificate number) in which Shares are to be purchased in event of proration. (Attach additional list if necessary.)* See Instruction 9 to the Letter of Transmittal.
           Shares: _____ 1st:  _____ 2nd: _____ 3rd: _____ 4th: _____ 5th:
*          If you do not designate an order, in the event less than all Shares tendered are purchased due to proration, Shares will be selected for purchase by the Depositary. See Instruction 9 to the Letter of
           Transmittal.
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THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE OPTION AND RISK OF THE
TENDERING SHAREHOLDER. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN
RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT
TIME SHOULD BE ALLOWED TO ASSURE DELIVERY.
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
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                                                 SIGN HERE
           Signature(s):__________________________________________________________________________
           (Print Name(s)):_______________________________________________________________________
           (Print Address(es)):___________________________________________________________________
           (Area Code and Telephone Number):______________________________________________________
           (Taxpayer Identification or Social Security Numbers(s)):_______________________________
           Date:__________________________________________________________________________________
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